LIST OF SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Registered Jurisdiction
Advanced Production Management LLC	California
Arato Peru S.A.	Peru
Avocado Packing Company S.A.C.	Peru
Beggie Peru S.A.	Peru
Blueberries Peru S.A.C.	Peru
Copaltas S.A.S.	Colombia
Grupo Arato Holding S.A.C.	Peru
Guatemala Avocados S.A.	Guatemala
Henry Avocado Corporation	California
Inversiones Agricolas Olmos II S.A.C.	Peru
Inversiones Agricolas Olmos S.A.C.	Peru
Mission Aguacates, Limitada	Guatemala
Mission Canada Ltd.	Canada
Mission de Mexico, S.A. de C.V.	Mexico
Mission Inversiones Agricolas Guatemala S.A.	Guatemala
Mission Produce Asia Limited	Hong Kong
Mission Produce Chile SpA	Chile
Mission Produce Europe BV	Netherlands
Mission Produce Foundation	California
Mission Produce Logistics, LLC	California
Mission Produce UK	United Kingdom
Mission South Africa (Pty) Ltd	South Africa
Moruga Inc. S.A.C.	Panama
SamLand I, LLC	California
SamLand II, LLC	California
SamLand III, LLC	California
SamLand IV, LLC	California
Shanghai Mr. Avocado Limited	China
Solar MPC, LLC	California